Exhibit 32

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of TriPath Imaging, Inc. (the “Company”) certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Paul R. Sohmer
Paul R. Sohmer, M.D.
Chief Executive Officer

Dated: February 28, 2006

/s/  Stephen P. Hall
Stephen P. Hall
Chief Financial Officer

Dated: February 28, 2006